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                                     EXHIBIT 23.8

                           Consent of Independent Auditors
                           -------------------------------


     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of U.S. Office Products Company of our report dated February 2, 1996 with respect to the financial statements of School Specialty, Inc. for the years ended December 31, 1995 and 1994 appearing in U.S. Office Products Company's Annual Report on
Form 10-K for the year ended April 25, 1998. We also consent to the references to us under the headings "Experts" in such Prospectus.


/s/  Ernst & Young LLP
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ERNST & YOUNG LLP
Milwaukee, Wisconsin
November 2, 1998